UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 29, 2005

Xponential, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13919	75-2520896
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6400 Atlantic Boulevard, Suite 190, Norcross, Georgia 30071

(Address of principal executive offices)

678-720-0660

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Election of Director.

On April 29, 2005, based on the recommendation of the Registrant’s Nominating and Governance Committee, John H. Wilson was appointed to serve as a director of the Registrant by the Registrant’s Board of Directors.

There are no understandings or arrangements between Mr. Wilson and any other person pursuant to which Mr. Wilson was selected as a director.  Mr. Wilson does not have any family relationship with any director or executive officer of the Registrant.  Additionally, there have been no transactions since the beginning of the Registrant’s two most recent fiscal years, and there are no proposed transactions, to which the Registrant was or is to be a party in which Mr. Wilson has a direct or indirect material interest.  Mr. Wilson presently does not serve on any committees of the Registrant, but he is expected to become a member of Registrant’s Compensation Committee and Nominating and Governance Committee.

Mr. Wilson has served as President of U.S. Equity Corporation since 1983, and has served as a director of Palm Harbor Homes, Inc. (NASDAQ:PHHM) since 1994, of Capital Southwest Corporation (NASDAQ:CSWC) since 1988, and of Encore Wire Corporation (NASDAQ: WIRE) since 1983.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 5, 2005	XPONENTIAL, INC.

	By:	/s/ Dwayne A. Moyers
Dwayne A. Moyers,
Chief Executive Officer